Exhibit 99.1

HEARING DATE AND TIME: February 14, 2017 at 10:00 a.m. (Eastern Time)

OBJECTION DEADLINE: February 7, 2017 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

                                                                                                                                                                                                      x

In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (MG) (Jointly Administered)

                                                                                                                                                                                                     x

NOTICE OF HEARING ON MOTION OF WILMINGTON TRUST COMPANY, AS

GUC TRUST ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY

TO REALLOCATE AND USE DISTRIBUTABLE CASH FOR THE

PURPOSES OF FUNDING ADMINISTRATIVE AND REPORTING

FEES, COSTS AND EXPENSES OF THE GUC TRUST AND

(B) EXTENDING THE DURATION OF THE GUC TRUST

PLEASE TAKE NOTICE that on January 20, 2017, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”), of the Motors Liquidation Company GUC Trust (the “GUC Trust”), formed by the above-captioned debtors (collectively, the “Debtors”) in connection with the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, filed a motion (the “Motion”) for an order, pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code, Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015, (A) authorizing the reallocation and use of Distributable Cash (as defined in the Motion) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2018, all as more fully described in the Motion, and that a hearing will be held before the Honorable Judge Martin Glenn, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, on February 14, 2017 at 10:00 a.m. (Eastern Time), or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that any responses or objections to this Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court (a) electronically in accordance with General Order M-399 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s filing system, and (b) by all other parties in interest, on a CD-ROM or 3.5 inch disk, in text-searchable portable document format (PDF) (with a hard copy delivered directly to Chambers), in accordance with the customary practices of the Bankruptcy Court and General Order M-399, to the extent applicable, and served in accordance with General Order M-399 and on (i) Gibson, Dunn & Crutcher LLP, attorneys for Wilmington Trust Company as GUC Trust Administrator, 200 Park Avenue, 47th Floor, New York, New York 10166 (Attn: Matthew J. Williams, Esq & Keith Martorana, Esq.); (ii) FTI Consulting, as the GUC Trust Monitor, 3 Times Square, 11th Floor New York, NY 10036 (Attn: Conor Tully); (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, attorneys for the United States Department of the Treasury, 1285 Avenue of the Americas, New York, NY (Attn: Douglas R. Davis, Esq. and Lauren Shumejda, Esq.); (iv) the United States Department of the Treasury, 1500 Pennsylvania Avenue NW, Room 2312, Washington, D.C. 20220 (Attn: Erik Rosenfeld); (v) Vedder Price, P.C., attorneys for Export Development Canada, 1633 Broadway, 47th Floor, New York, New York 10019

2

(Attn: Michael J. Edelman, Esq. and Michael L. Schein, Esq.); and (vi) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: William K. Harrington, Esq.), so as to be received no later than February 7, 2017 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).

PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served with respect to the Motion, Wilmington Trust Company, acting in its capacity as GUC Trust Administrator may, on or after the Objection Deadline, submit to the Bankruptcy Court an order substantially in the form of the proposed order annexed to the Motion, which order may be entered with no further notice or opportunity to be heard offered to any party.

Dated:	New York, New York
January 20, 2017

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams
Matthew J. Williams
Keith Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

3

HEARING DATE AND TIME: February 14, 2017 at 10:00 a.m. (Eastern Time)

OBJECTION DEADLINE: February 7, 2017 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

                                                                                                                                                                                                      x

In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (MG) (Jointly Administered)

                                                                                                                                                                                                     x

MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY

TO REALLOCATE AND USE DISTRIBUTABLE CASH FOR THE

PURPOSES OF FUNDING ADMINISTRATIVE AND REPORTING

FEES, COSTS AND EXPENSES OF THE GUC TRUST AND

(B) EXTENDING THE DURATION OF THE GUC TRUST

TABLE OF CONTENTS

			Page

PRELIMINARY STATEMENT			1

JURISDICTION			4

BACKGROUND			4

I.		The Motors Liquidation Company GUC Trust	4

		(i) General Overview	4

		(ii) Term Loan Avoidance Action and its Impact on the GUC Trust	5

		(iii) Duration of the GUC Trust	7

II.		GUC Trust Funding	8

III.		Recall Litigation	9

IV.		Current Cash Needs and the 2017 Budgets	11

RELIEF REQUESTED			12

BASIS FOR RELIEF			13

	I.	The GUC Trust Should Be Permitted to Reallocate and Use Distributable Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs	14

	II.	The Court Should Authorize the Extension of the GUC Trust’s Duration	15

NOTICE			16

CONCLUSION			17

- i -

TABLE OF AUTHORITIES

Page(s)

Cases

In re Boylan Intern., Ltd., 452 B.R. 43 (Bankr. S.D.N.Y. 2001)	15

Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009)	5

Statutes

11 U.S.C. § 105(a)	13

11 U.S.C. §1142(b)	13

28 U.S.C. § 157(a)	4

28 U.S.C. § 157(b)	4

28 U.S.C. § 1334(b)	4

Rules

Fed. R. Bankr. P. 9006(b)	13

- ii -

TO:	THE HONORABLE MARTIN GLENN

UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [ECF Doc. # 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), submits this motion (the “Motion”) seeking entry of an Order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and sections 4.1 and 6.1 of the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 (together with prior iterations of such agreement, as applicable, the “GUC Trust Agreement”) (A) authorizing the reallocation and use of Distributable Cash (as defined below) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2018. In support of the foregoing, the GUC Trust Administrator respectfully represents as follows:1

PRELIMINARY STATEMENT

1.    On the effective date of the Plan (the “Effective Date”), the GUC Trust was funded with a sum of cash that was intended to satisfy the claims resolution and distribution costs of the GUC Trust (the “Administrative Costs”) as well as compliance costs associated with the regulatory reporting regime imposed on the GUC Trust by the U.S. Securities and Exchange Commission (the “Reporting Costs”). The funding amount was based on an estimated three-year life of the GUC Trust.

[1]	Capitalized terms not defined in the Preliminary Statement shall have the meaning ascribed to them the first time they appear in the remainder of this Motion. Capitalized terms not otherwise defined in the Motion shall have the meanings ascribed to them in the Plan or the GUC Trust Agreement, as applicable. Any description herein of the terms of the Plan or the GUC Trust Agreement is qualified in its entirety by the terms of the Plan or the GUC Trust Agreement, as applicable.

2.    While the GUC Trust has resolved all claims within its control, external forces have required the GUC Trust to continue operations long after its anticipated duration. For example, the GUC Trust is intertwined with the Term Loan Avoidance Action because the GUC Trust must satisfy any general unsecured claims of defendants to that action which arise pursuant to section 502(h) of the Bankruptcy Code, and therefore cannot wind-up until resolution of the Term Loan Avoidance Action. Similarly, the GUC Trust has been forced to become involved in the Ignition Switch Litigation, even though none of the claims of the Ignition Switch Plaintiffs were contemplated in the Plan or Disclosure Statement. The GUC Trust litigated a first phase of threshold issues in this Court and the Second Circuit, engaged in briefing and argument related to motions brought by plaintiffs to withdraw the reference, and fought against injunctive relief related to ongoing distributions. Each phase of the Ignition Switch Litigation has increased Administrative Costs, and this will likely continue for the immediate future. This Court has already ordered briefing on a second phase of threshold issues, including, importantly, a GUC Trust specific issue related to the entitlement of Ignition Switch Plaintiffs to file late proofs of claim. While the path to resolution of this issue is unclear, discovery, mediation, briefing and appeals in 2017 are all likely possibilities.

3.    In addition, while the GUC Trust continues in existence, it is required to comply with SEC reporting obligations. The Plan contemplated that, predominantly for liquidity purposes, interests in the GUC Trust (i.e. Trust Units) would be transferable if such transferability was approved by the SEC. SEC approval was obtained, but it was conditioned upon ongoing public reporting (including 10-K, 10-Q and 8-K reporting). Satisfying these regulatory requirements is not without cost. Among other things, the GUC Trust must comply with the Sarbanes–Oxley Act of 2002, which requires the implementation and maintenance of extensive internal controls related to financial reporting.

4.    While the GUC Trust takes steps to minimize costs and expenses, it nonetheless expended its initial funding long ago, and is required to request Court permission to reallocate funds that would otherwise be distributable to beneficiaries (“Distributable Cash”) for administrative and reporting use on an annual basis. On four prior occasions, this Court has authorized such reallocation. Each time, the GUC Trust has presented an annual budget to the Court for the use of such funds, and in each of those instances the GUC Trust has complied with such budgets in an aggregate sense.

5.    Pursuant to this Motion, the GUC Trust Administrator is seeking relief from this Court to reallocate Distributable Cash, in the aggregate amount equal to (i) $7,432,000, consisting of $2,970,600 to fund the calendar year 2017 budget for Administrative Costs (the “2017 Administrative Costs Budget,” attached hereto as Exhibit B), and $4,461,400 to fund the calendar year 2017 budget for Reporting Costs (the “2017 Reporting Costs Budget,” attached hereto as Exhibit C, and together with the 2017 Administrative Costs Budget, the “2017 Budgets”),2 plus (ii) $2.5 million in “contingency funds” intended to satisfy budget overages in the event that the Ignition Switch Litigation is more active than anticipated and to deal with any other unanticipated events.

6.    In addition, the GUC Trust requests an order extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2018, to provide sufficient time for the resolution of the Term Loan Avoidance Action, and to allow the GUC Trust to wind-up its affairs.

[2]	Pursuant to Section 6.4 of the GUC Trust Agreement, the GUC Trust Administrator is required to seek the approval of the 2017 Administrative Costs Budget from the GUC Trust Monitor and the DIP Lenders (no approval of the 2017 Reporting Costs Budget is required). The GUC Trust Administrator submitted the 2017 Administrative Costs Budget to the GUC Trust Monitor and the DIP Lenders for approval on December 1, 2016, and received such approval on December 16, 2016.

JURISDICTION

7.    The Bankruptcy Court for the Southern District of New York (the “Court”) has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of this Court dated as of March 29, 2011 confirming the Plan [Docket No. 9941] (the “Confirmation Order”), Article XI of the Plan, and Sections 4.1 and 6.1 of the GUC Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

BACKGROUND

I.	The Motors Liquidation Company GUC Trust

(i)	General Overview

8.    The GUC Trust was established pursuant to Article VI of the Plan. The primary purposes of the GUC Trust are to resolve disputed general unsecured claims, distribute trust assets to GUC Trust beneficiaries, and to wind down the estates of the dissolved Debtors.

9.    Pursuant to the GUC Trust Agreement, holders of disputed general unsecured claims, including defendants in the Term Loan Avoidance Action, become entitled to receive distributions of cash from the GUC Trust if, and to the extent that, such disputed general unsecured claims become Allowed General Unsecured Claims. See GUC Trust Agreement § 5.3.

10.    In addition, each holder of an Allowed General Unsecured Claim retains a contingent right to receive, on a pro rata basis, additional Distributable Cash, to the extent such cash has not been set aside in a reserve for holders of remaining disputed claims (including defendants in the Term Loan Avoidance Action) or for use by the GUC Trust in satisfying Administrative Costs or Reporting Costs. Plan § 4.3.3 The GUC Trust issues units (“Trust Units”) in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of Allowed General Unsecured Claim. GUC Trust Agreement § 1.1(jjjj).

[3]	Prior to entry of the Court’s Order Authorizing the GUC Trust Administrator (A) to Exercise and/or Liquidate New GM Warrants and Liquidate New GM Common Stock, and (B) to Make Corresponding Amendments to the GUC Trust Agreement (the “Conversion Order”) [Dkt. No. 13271], holders of Allowed General Unsecured Claims held contingent rights to receive common stock and warrants issued by New GM. Such entitlement was converted into an equivalent amount of cash following entry of the Conversion Order.

11.    As contemplated by the Plan, the GUC Trust Administrator obtained a no-action letter (the “No-Action Relief”) from the U.S. Securities and Exchange Commission (the “SEC”), which authorized the issuance of the Trust Units in transferable form. Transferability, while beneficial to holders of Allowed General Unsecured Claims who would otherwise be unable to liquidate their contingent beneficial interests in the GUC Trust, resulted in the imposition of regulatory and reporting requirements on the GUC Trust.

12.    While the No-Action Relief exempts the GUC Trust from the registration requirements associated with publicly traded companies pursuant to section 12(g) of the Securities Exchange Act of 1934, the GUC Trust is required to (i) file quarterly Form 10-Qs, (ii) file yearly Form 10-Ks, (iii) file periodic Form 8-Ks describing any material events, (iv) establish comprehensive internal controls to ensure that the aforementioned financial reporting complies with the Sarbanes–Oxley Act of 2002 (“SOX”), and (v) provide a Wilmington Trust Company employee who must certify to compliance with SOX in his or her individual capacity.

(ii)	Term Loan Avoidance Action and its Impact on the GUC Trust

13.    On July 31, 2009, the Official Committee of Unsecured Creditors of Motors Liquidation Company commenced an adversary proceeding against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders (the “Term Loan”), styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”).

14.    The Term Loan Avoidance Action seeks the return of approximately $1.5 billion that had been transferred by the Debtors to the lender-defendants in satisfaction of the Term Loan, on a theory that such lenders’ security interests in the Debtors’ property (the “Term Loan Collateral”) were not properly perfected, and thus such lenders were unsecured creditors of the Debtors as of the bankruptcy filing. The Motors Liquidation Company Avoidance Action Trust (the “Avoidance Action Trust”) is the successor-plaintiff to the Term Loan Avoidance Action.

15.    The GUC Trust Agreement provides that defendants to the Term Loan Avoidance Action that actually disgorge any funds to the Avoidance Action Trust will receive an Allowed General Unsecured Claim against the Debtors’ estates (and thus the GUC Trust) consistent with section 502(h) of the Bankruptcy Code in the amount of the funds actually disgorged. See GUC Trust Agreement § 5.3. The GUC Trust is currently holding approximately $443,800,000 in reserve in respect of the potential unsecured claims of the defendants in the Term Loan Avoidance Action. Accordingly, the GUC Trust cannot be dissolved until the Term Loan Avoidance Action is fully resolved. See Id. at § 4.1 (providing that this Court may approve an extension of the life of the GUC Trust “in order to resolve… the Term Loan Avoidance Action”).

16.    Pursuant to a scheduling order entered on December 2, 2016 [Adv. Case 09-00504, Docket No. 805], discovery with respect to the characterization and valuation of 40 agreed representative assets (the “Representative Assets”) constituting a portion of the Term Loan Collateral is scheduled to be completed on January 27, 2017, pre-trial briefing with regard to the Representative Assets characterization and valuation is scheduled to be completed on March 31, 2017, and trial is scheduled to end on May 26, 2017. Following trial, the parties to the Term Loan Avoidance Action will await a decision from this Court with respect to the characterization and valuation of the Representative Assets. Following such decision, the parties will potentially begin a mediation process and/or will proceed to further discovery and potentially trials with respect to the non-Representative Assets. In sum, absent an expeditious global settlement, the Term Loan Avoidance Action is not nearing completion, and the GUC Trust must remain in operation during this period.

(iii)	Duration of the GUC Trust

17.    Pursuant to Section 4.1 of the GUC Trust Agreement, the GUC Trust became effective on the Effective Date of the Plan, and continues until:

(x) the earlier of (i) the date on which (A) all of the GUC Trust Distributable Assets have been distributed by the GUC Trust Administrator in accordance with this Trust Agreement, the Plan, and the Confirmation Order, and (B) if the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of the Debtors, the GUC Trust Administrator has completed the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets, and (ii) the third anniversary of the Effective Date, or (y) such shorter or longer period authorized by the Bankruptcy Court upon application of the GUC Trust Administrator with the approval of the GUC Trust Monitor (I) in order to resolve all Disputed General Unsecured Claims, the Term Loan Avoidance Action and other Avoidance Actions, and (II) to complete the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets.

GUC Trust Agreement § 4.1 (emphasis added).

18.    On February 6, 2014, January 29, 2015 and December 7, 2015 this Court entered orders extending the duration of the GUC Trust by a combined total of three years, without prejudice to the right of the GUC Trust Administrator to seek further extensions [Docket Nos. 12592, 13063 & 13564]. Accordingly, the duration of the GUC Trust is currently scheduled to end on March 31, 2017 (the “Trust Termination Date”) absent a further Court order.

II.	GUC Trust Funding

19.    An initial budget for the GUC Trust’s Administrative Costs was proposed by the Debtors and approved by this Court in March 2011 as part of the Plan confirmation process (the “Initial Budget”). See Confirmation Order 37. The Initial Budget was limited by a finite sum of cash which the DIP Lenders were willing to provide for the wind-down of the Debtors’ estates. While the GUC Trust’s general Administrative Costs (including the costs associated with claims resolution and trust asset distributions) were intended to be primarily funded by the cash contributed by Motors Liquidation Company (“MLC”) to the GUC Trust on the Effective Date (the “Wind-Down Budget Cash”), the GUC Trust Agreement affords the GUC Trust Administrator the flexibility to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of Distributable Cash necessary to fund any current, and anticipated future, cost overruns associated with the primary functions of the GUC Trust. See GUC Trust Agreement § 6.1(b) and (d). Such “held-back” Distributable Cash may then be reallocated with the approval of the Court, and such reallocated funds are labeled as “Other GUC Trust Administrative Cash” designated for Administrative Costs. Id.

20.    Reporting Costs were addressed differently. Reporting Costs are primarily comprised of the fees and expenses directly related to complying with the No-Action Relief, including the production of public reports and compliance with SOX. While transferability of the Trust Units was viewed as beneficial to holders of Allowed General Unsecured Claims, the DIP Lenders did not agree to fund any of the Reporting Costs with Wind-Down Budget Cash.

21.    As no funds were designated for Reporting Costs in the Initial Budget, the GUC Trust Agreement provided for such costs to be funded from Distributable Cash. As such, the GUC Trust Agreement provides the GUC Trust Administrator with the ability to

“hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of Distributable Cash necessary to fund any current and future anticipated Reporting Costs. See GUC Trust Agreement § 6.1(c). Such “held-back” Distributable Cash may then be reallocated with the approval of the Court, and such reallocated funds are labeled as “Other GUC Trust Administrative Cash” designated for Reporting Costs. Id.

22.    On four separate past occasions, when Wind-Down Budget Cash was nearly depleted, the GUC Trust Administrator has requested Court authority to reallocate funds from otherwise distributable assets for satisfaction of Administrative Costs and Reporting Costs on four separate occasions. In each instance, the Court authorized the GUC Trust’s reallocation and use in accordance with the budgets presented to the Court [Dkt. Nos. 11507, 12248, 13063 & 13564].

III.	Recall Litigation

23.    Beginning in January 2014, General Motors LLC (“New GM”) conducted a series of recalls relating to ignition switch and other defects in vehicles manufactured by both MLC and New GM (the “Recalls”). Since the Recalls were first announced, New GM has disclosed that it is aware of 386 actions (the “Recall Actions”) that have been filed against New GM relating to the Recalls and/or the underlying defects. See Motors Liquidation Company GUC Trust Form 10-Q filed on November 10, 2016 at 42. The majority of Recall Actions have been transferred for pretrial consolidation to MDL 2543, In re: General Motors LLC Ignition Switch Litigation (the “MDL Proceeding”), which is currently pending before the Hon. Jesse M. Furman in the Southern District of New York (in such capacity, the “MDL Court”). Id.

24.    In April and August 2014, New GM filed three motions [Docket Nos. 12620, 12807, 12808] (collectively, the “Motions to Enforce the Sale Order”) seeking an order from this Court declaring that (i) New GM has no liability for the claims at issue in the Recall

Actions or the MDL Proceeding with respect to vehicles manufactured by MLC, and (ii) that such claims are barred by the sale order and injunction (the “Sale Order”) relating to the section 363 sale of the Debtors’ assets to New GM (the contested matters related to the Motions to Enforce the Sale Order are defined herein as the “Recall Litigation”).

25.    Following the filing of the Motions to Enforce the Sale Order, the GUC Trust became immersed in a series of contested matters. While the GUC Trust has continually sought to minimize its involvement from the seemingly endless barrage of motion practice arising in the Recall Litigation, it has, to date, been forced to weather continuous litigation, including: (i) the first “threshold issues” dispute, (ii) litigation over the form of judgment regarding the threshold issues, (iii) appeals of the threshold issues judgment, (iv) motions to withdraw the reference, and (v) a motion seeking a stay pending appeal of the threshold issues judgment—along with the numerous status conferences, meetings, stipulations, settlement conferences and discovery related to the foregoing.

26.    Moreover, while the GUC Trust was initially successful in arguing to the Court that any late claims filed against the GUC Trust by plaintiffs who were purportedly injured by the Recalls arising from an ignition switch defect (the “Ignition Switch Plaintiffs”) were equitably moot (the “Equitable Mootness Finding”)4, the United States Court of Appeals for the Second Circuit (the “Second Circuit”) subsequently vacated the Equitable Mootness Finding as unripe (the “Second Circuit Decision”). Following the Second Circuit Decision, the GUC Trust has been involved in a second phase of “threshold issues” litigation, which may include, among other things, briefing and discovery related to the Ignition Switch Plaintiff’s right (or lack thereof) to file late proofs of claim. The GUC Trust could be required to litigate these same issues on appeal at the MDL Court and/or the Second Circuit, and potentially engage in discovery and briefing related to plaintiffs that were purportedly harmed by Recalls unrelated to the ignition switch defect (the “Non-Ignition Switch Plaintiffs”).

[4]	The Equitable Mootness Finding is set forth in this Court’s Decision on Motion to Enforce Sale Order [Docket No. 13109].

IV.	Current Cash Needs and the 2017 Budgets

27.    The GUC Trust estimates that, as of the end of the calendar year 2016 (after satisfying currently unpaid December 2016 costs), it will have held Other GUC Trust Administrative Cash designated for Administrative Costs in the amount of approximately $3,292,000, and Other GUC Trust Administrative Cash designated for Reporting Costs in the amount of $323,500. See Exhibits B and C. Given the current and future anticipated expenditures of the GUC Trust, such amounts will likely be insufficient to fund the operations of the GUC Trust for the 2017 calendar year.

28.    As detailed in the 2017 Budgets, the GUC Trust Administrator anticipates that approximately $8,262,600 (which includes a $2 million contingency fund, described below) will be necessary to fund Administrative Costs for the 2017 calendar year. Given that the GUC Trust is currently holding approximately $3,292,000 in available Other GUC Trust Administrative Cash, approximately $4,970,600 (which number includes the $2 million contingency) would be reallocated upon granting of the Motion. In addition, approximately $4,961,400 (which amount includes a $500,000 contingency fund) will be necessary and reallocated to fund Reporting Costs for the 2017 calendar year. See Exhibits B and C.

29.    The 2017 Administrative Costs Budget reflects an overall reduction in governance costs for the 2017 calendar year as compared to 2016. In recognition of the fact that claims resolution activity has ended (despite being substantially or fully offset by increased litigation activity related to the Recall Litigation), both the GUC Trust Administrator and the GUC Trust Monitor have reduced their monthly fees associated with Administrative Costs by approximately 20% and 10%, respectively, as compared to the prior year.5

[5]	The governance costs associated with the 2017 Reporting Costs Budget remains flat as compared to prior periods as the duties associated with the public reporting regime imposed by the No-Action Relief is not affected by a reduction in claims resolution activities.

30.    As noted above, the 2017 Administrative Costs Budget includes a $2.0 million line item for contingency purposes and the 2017 Reporting Costs Budget includes a $500,000 line item for contingency purposes. Given the current status of the Recall Litigation, the GUC Trust Administrator believes that the flexibility to use additional funds for purposes of defending such litigation, and for satisfying the additional reporting obligations triggered by such litigation, is necessary and appropriate.

31.    The 2017 Budgets are conservative, and cost saving measures may, and hopefully will, lead to a budget excess. However, experiences in this case raise real concerns regarding future costs of litigation and regulatory reporting. Accordingly, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, crafted the 2017 Budgets in a manner that minimizes the amount of Distributable Cash that needs to be reallocated, while simultaneously ensuring adequate funds to satisfy 2017 costs and expenses.

RELIEF REQUESTED

32.    By this Motion, the GUC Trust Administrator requests entry of an order (i) authorizing the GUC Trust Administrator to reallocate and use Distributable Cash in an amount necessary to satisfy in full projected Administrative Costs and projected Reporting Costs for the calendar year 2017, and (ii) continuing the duration of the GUC Trust for an additional 12 months (and to extend the Trust Termination Date to March 31, 2018) in order to permit the GUC Trust ample time to complete its duties as set forth in the GUC Trust Agreement.

33.     In support of the relief requested herein, the GUC Trust Administrator submits that the additional fees and expenses the GUC Trust Administrator seeks to fund hereunder will enable the GUC Trust Administrator to satisfy its obligations under the GUC Trust Agreement and will directly benefit unsecured creditors.6

BASIS FOR RELIEF

34.    The relief requested herein is consistent with the terms of the Plan, the Confirmation Order, the GUC Trust Agreement and applicable bankruptcy law. The GUC Trust Administrator has the power and authority to perform such “functions as are provided in the Plan and the Trust Agreement” including, (i) if acting in consultation with the GUC Trust Monitor, seeking Court authority to reallocate and use Distributable Cash to fund administrative and reporting fees, costs and expenses, and (ii) seeking Court authority to extend the duration of the GUC Trust. Confirmation Order 15, 31, 35; GUC Trust Agreement §§ 4.1, 6.1.

35.    The relief requested herein, pursuant to the terms hereof, is also supported by governing bankruptcy law and offers immediate and long-term benefits to GUC Trust beneficiaries. With respect to the GUC Trust Administrator’s request to reallocate and use Distributable Cash, Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. §1142(b). With respect to the GUC Trust Administrator’s request to extend the duration of the GUC Trust, Bankruptcy Rule 9006(b) provides that “when an act is required or allowed to be done at or within a specified period . . . by order of [the] court, the court for cause shown may at any time in its discretion . . . order the period enlarged . . . .” Fed. R. Bankr. P. 9006(b).

[6]	As required by Section 6.1 of the GUC Trust Agreement, the GUC Trust Administrator has consulted with the GUC Trust Monitor with respect to the proposed reallocation and use of Distributable Cash. GUC Trust Agreement § 6.1. The GUC Trust Monitor has indicated that it supports the relief requested herein.

I.	The GUC Trust Should Be Permitted to Reallocate and Use Distributable Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs

36.    The claims resolution process with respect to general unsecured claims that were asserted by the bar date is complete. The GUC Trust Administrator had initially contemplated that, beginning in the second half of the calendar year 2014, the GUC Trust would benefit from a low cost “hibernation period” while it awaited the resolution of the Term Loan Avoidance Action. During this “hibernation period,” fees and expenses associated with public reporting required pursuant to the No-Action Relief would continue to be incurred at a regular rate—as such reporting obligations are not directly affected by any decrease in GUC Trust claims resolution activity—but Administrative Costs would decline drastically.

37.    The Recall Litigation, however, left the GUC Trust in an untenable liquidity position, as the GUC Trust Administrator intends to defend the corpus of the GUC Trust against any potential additional claims. Moreover, the GUC Trust’s involvement in the Recall Litigation may be far from over. As noted above, the Equitable Mootness Finding was vacated for lack of ripeness, and the Ignition Switch Plaintiffs are now seeking Court authority to file late proofs of claim. Litigation relating to the late proofs of claim may well require briefing and discovery, and that may only be the tip of the iceberg. Regardless of the outcome of the late proof of claim litigation, appeals at the MDL Court and/or the Second Circuit may follow. Moreover, in the event the Court rules in favor of the Ignition Switch Plaintiffs, additional litigation relating to the ability of Non-Ignition Switch Claimants to file late proofs of claim, and then ultimately a process related to the merits of the Ignition Switch and Non-Ignition Switch Claimants’ claims would likely transpire. Due to the uncertainty presented by the Recall Litigation, the $2 million “contingency” line item in the 2017 Administrative Costs Budget is warranted.

38.    Further, as a result of the materiality of the Recall Litigation, the GUC Trust is required to continually file public reports regarding the case status and the various actions taken by the Ignition Switch Plaintiffs and the Non-Ignition Switch Plaintiffs. The reporting obligations, and their attendant costs, are directly tied to the level of activity in the Recall Litigation, which is inherently unpredictable. Accordingly, the $500,000 “contingency” line item in the 2017 Reporting Costs Budget is warranted.

39.    The GUC Trust Administrator submits that the 2017 Budgets, including the line items for contingency reserves, are necessary and appropriate for effectively administering the GUC Trust and performing all required duties in the calendar year 2017.

II.	The Court Should Authorize the Extension of the GUC Trust’s Duration

40.    The extension of the duration of the GUC Trust is necessary to provide sufficient time for the resolution of the Term Loan Avoidance Action. As discussed above, the Term Loan Avoidance Action is currently pending before this Court, with trial scheduled until the end of May 2017, and with appeals and/or further trials related to the non-Representative Assets likely to follow.

41.    Accordingly, the GUC Trust Administrator believes that an extension of the Trust Termination Date is necessary to facilitate the successful resolution the Term Loan Avoidance Action. Courts in this jurisdiction have granted similar relief. See e.g., In re Boylan Intern., Ltd., 452 B.R. 43 (Bankr. S.D.N.Y. 2001) (holding that the duration of the trust may be extended for an additional two years to permit the trustee an opportunity to continue its prosecution of a malpractice claim, the estate’s “primary asset”). Accordingly, the GUC Trust Administrator respectfully requests that the relief sought herein be granted.

NOTICE

42.    The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [Docket No. 10183], and (c) any other required notice parties under Section 6.1(b)(iv) of the GUC Trust Agreement. The GUC Trust Administrator respectfully submits that no other or further notice need be provided.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court enter an order substantially in the form attached hereto as Exhibit A, (i) authorizing the reallocation and use of Distributable Cash to fund certain fees, costs and expenses of the GUC Trust, (ii) extending the duration of the GUC Trust for an additional 12 months, through and including March 31, 2018, and (iii) granting such other and further relief as may be deemed just and proper.

Dated:	New York, New York
January 20, 2017

GIBSON, DUNN & CRUTCHER LLP
By:	/s/ Matthew J. Williams
Matthew J. Williams Keith R. Martorana 200 Park Avenue New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

EXHIBIT A

[Proposed Order]

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

                                                                                                                                                                                                     x

In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (MG) (Jointly Administered)

                                                                                                                                                                                                     x

ORDER (A) AUTHORIZING THE GUC TRUST ADMINISTRATOR

TO REALLOCATE AND USE DISTRIBUTABLE CASH

FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

Upon the motion, dated January 20, 2017 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the GUC Trust Agreement, (A) authorizing the GUC Trust’s reallocation and use of Distributable Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2018, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

1

creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $4,970,600 of Distributable Cash to satisfy Administrative Costs estimated for the calendar year 2017, all as set forth in the 2017 Administrative Costs Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $4,961,400 of Distributable Cash to satisfy the Reporting Costs estimated for the calendar year 2017, all as set forth in the 2017 Reporting Costs Budget; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to reallocate and use Distributable Cash to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2017 or any future year; and it is further

ORDERED, that the duration of the GUC Trust, as described in section 4.1 of the GUC Trust Agreement, is extended an additional 12 months and the GUC Trust shall remain in full force and effect through and including March 31, 2018; and it is further

ORDERED, that this Order is without prejudice to the right of the GUC Trust Administrator to seek authority to further extend or shorten the duration of the GUC Trust upon application of the GUC Trust Administrator to this Court in accordance with the GUC Trust Agreement; and it is further

2

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any reallocation or use of Distributable Cash in connection herewith, or the GUC Trust Agreement.

Dated:              , 2017

            New York, New York

UNITED STATES BANKRUPTCY JUDGE

3

EXHIBIT B

[2017 Administrative Costs Budget]

MLC GUC Trust

2017 (Calendar Year) Administrative Costs Budget

October 2016

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2017	2016 Annual Budget	2016 Actual/Est.
Governance Costs

Trust Monitor (FTI Consulting)	$227.0	$227.0	$182.0	$182.0	$818.0	$920.0	$907.0
Trust Administrator (Wilmington Trust)	357.7	357.7	357.7	357.7	1,430.8	1,820.0	1,812.1

Subtotal for Governance Costs	584.7	584.7	539.7	539.7	2,248.8	2,740.0	2,719.1

Financial Reporting & Claims Resolution
Alix Partners	96.0	96.0	96.0	96.0	384.0	1,242.0	1,242.0
Lead Claims Resolution Counsel	0.0	0.0	0.0	0.0	0.0	150.0	5.5
ADR Legal Counsel	12.5	12.5	12.5	12.5	50.0	100.0	36.9
Claims Agent (Garden City Group)	34.0	36.0	30.0	32.0	132.0	132.0	78.9
Trust Corporate Counsel (Gibson Dunn) (Wind Down)	150.0	150.0	150.0	150.0	600.0	600.0	643.8
Trust Recall Matter Counsel (Gibson Dunn) (a)	500.0	500.0	500.0	500.0	2000.0	2000.0	1,200.8

Subtotal for Financial Reporting & Claims Resolution	792.5	794.5	788.5	790.5	3,166.0	4,224.0	3,208.0

Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	85.0	85.0	85.0	85.0	340.0	400.0	364.6
External Auditor (Plante Moran)	22.0	110.0	5.0	5.0	142.0	144.0	135.4
Tax Advisor (Rick Zablocki)	12.0	20.0	20.0	13.0	65.0	90.0	69.9

Subtotal for Investment, Accounting & Tax Advisors	119.0	215.0	110.0	103.0	547.0	634.0	569.9

Other Expenses
Insurance Expense	62.2	62.2	62.2	62.2	248.8	248.8	248.9
US Trustee Fees	13.0	13.0	13.0	13.0	52.0	$52	$48.75
Contingency	500.0	500.0	500.0	500.0	2,000.0	2,000.0	2,000.0

Subtotal for Other Expenses	575.2	575.2	575.2	575.2	2,300.8	2,300.8	2,297.6

Total Wind Down Expense	$2,071.4	$2,169.4	$2,013.4	$2,008.4	$8,262.6	$9,898.8	$8,794.6

	Projected Cash available to carry over:				(3,292.0)

	Estimated request to re-allocate:				$4,970.6

(a)	Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

EXHIBIT C

[2017 Reporting Costs Budget]

MLC GUC Trust

2017 (Calendar Year) Reporting Costs Budget

October 2016

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2017	2016 Annual Budget	2016 Actual/Est.
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0	$500.0	$500.1
Trust Administrator (Wilmington Trust)	325.0	325.0	325.0	325.0	1,300.0	1,300.0	1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0	1,800.0	1,800.1

Trust Professionals
AlixPartners	306.0	306.0	306.0	306.0	1,224.0	420.0	520.6
Frazier & Deeter	49.0	49.0	60.0	42.0	200.0	252.0	202.0
Gibson Dunn	187.5	187.5	187.5	187.5	750.0	750.0	670.4
CohnReznick	31.9	58.4	15.5	73.1	178.9	172.0	183.9
Plante Moran	30.0	22.0	30.0	30.0	112.0	114.0	104.7
Crowell Moring	105.0	105.0	105.0	105.0	420.0	420.0	420.8

Subtotal for Trust Professionals	709.4	727.9	704.0	743.6	2,884.9	2,128.0	2,102.5

Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0	100.0	78.7
Contingency	125.0	125.0	125.0	125.0	500.0	500.0	500.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0	600.0	578.7

Total Reporting Costs	$1,184.4	$1,202.9	$1,179.0	$1,218.6	$5,284.9	$4,528.0	$4,481.3

	Projected Cash available to carry over:				($323.5)

	Estimated request to re-allocate:				$4,961.4